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                                                                   EXHIBIT 23(d)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                 ILLINOIS CENTRAL CORPORATION AND SUBSIDIARIES

   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 12, 1999, covering Illinois Central Corporation's Consolidated Financial Statements for the year ended December 31, 1998, (included in Amendment No. 2 to Form F-10 Registration Statement of Canadian National Railway Company covering U.S. $200,000,000 Convertible Preferred Securities) and to all references to our Firm included in or made a part of this registration statement.

                                          Arthur Andersen LLP

                                          By: /s/ Arthur Andersen LLP
                                             ----------------------------------

Chicago, Illinois

March 6, 2000